Exhibit 99.(h)(3)(i)

Execution Copy

TOUCHSTONE ADVISORS, INC.

AMENDMENT

TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of the 16th day of April, 2012, by and between Touchstone Advisors, Inc. (the “Administrator”) and BNY Mellon Investment Servicing (US) Inc. (“BNYM”).

BACKGROUND:

A.                                    BNYM and the Administrator entered into a Sub-Administration and Accounting Services Agreement, dated and effective as of November 5, 2011 (the “Agreement”), relating to BNYM’s provision of certain sub-administration and accounting services with respect to each registered investment company (each a “Fund”) and each Fund’s investment portfolios (each a “Portfolio”) listed on Exhibit A attached thereto, as such Exhibit A may be amended from time to time.

B.                                    The Administrator and BNYM desire to amend the Agreement as set forth herein.

C.                                    This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.                                      The Administrator and BNYM hereby amend the Agreement by adding new Section 4(c) as follows:

“(c)                            For those Portfolios of the Touchstone Strategic Trust that were acquired by the Touchstone Strategic Trust on or about April 16, 2012 (the “Acquired Portfolios”);

(i)            the Administrator hereby directs BNYM to safekeep or arrange to have safekept, certain electronic accounting records prepared by former service providers, excluding those created by BNYM, to the Acquired Portfolios, which records may include the books, accounting records and other information of the Acquired Portfolios (“Archival Electronic Records”).  All Archival Electronic Records received by BNYM for safekeeping shall be held in the form provided for the exclusive use and benefit of the Administrator.

(ii)           It is understood and agreed that BNYM shall have no duty or responsibility to access (except upon the reasonable request of the Administrator), review, examine or otherwise inspect any Archival Electronic Records, nor shall BNYM be responsible to verify the accessibility, validity, legality, sufficiency or genuineness of any record or other data contained in the Archival Electronic Records.  BNYM has agreed to hold the Archival Electronic Records solely as an accommodation to the Administrator and it shall have no liability whatsoever for any damage to, loss or impairment of the Archival Electronic records, provided that BNYM at all times has acted in good faith.

(iii)          BNYM is hereby authorized, upon receipt of Written Instructions from the Administrator, to release and deliver to the Administrator or any person identified in such Written Instructions, at the Administrator’s cost and expense, the Archival Electronic Records.  BNYM will release and deliver the specified Archival Electronic Records within ten (10) business days of BNYM’s receipt of a Written Instruction, and shall have no liability whatsoever for such release of the specified Archival Electronic Records if in accordance with such Written Instructions.”

2.                                      The Administrator and BNYM hereby amend the Agreement by adding revising Section 12 as follows:

(a)                                 The word “and” is hereby deleted from the end of Section 12(xvi).

(b)                                 The “.” at the end of Section 12(xvii) is hereby deleted and replaced with “; and”.

(c)                                  The following language is hereby added following Section 12(xvii):

“(xviii)           Allocate the cash flow amount to securities within the fund of funds based on a pre-selected methodology.”

3.                                      Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

4.                                      Miscellaneous.

(a)         As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)         This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)          This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(d)         The Administrator hereby represents and warrants to BNY Mellon that (i) the terms of this Amendment and (ii) the fees and expenses associated with this Amendment have been or will be approved by the Board of Trustees of the Fund to the extent required by applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year so noted below.

TOUCHSTONE ADVISORS, INC.

By:	/s/Terrie Wiedenheft
Name:	Terrie Wiedenheft
Title:	SVP, CFO

By:	/s/Jill T. McGruder
Name:	Jill T. McGruder
Title:	President

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	Managing Director
Dated:	April 19, 2012

EXHIBIT A

THIS EXHIBIT A, dated as of April 16, 2012 is hereby Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of November 5, 2011 between BNY Mellon Investment Servicing (US) Inc. and Touchstone Advisors, Inc.

Fund Name	Portfolio

Touchstone Strategic Trust (3/31 FYE)	Touchstone Focused Fund Touchstone Diversified Small Cap Growth Fund Touchstone Growth Opportunities Fund Touchstone Large Cap Growth Fund Touchstone Mid Cap Growth Fund
(12/31 FYE)

Touchstone Balanced Allocation Fund

Touchstone Conservative Allocation Fund

Touchstone Growth Allocation Fund

Touchstone Moderate Growth Allocation Fund

Touchstone Dynamic Equity Fund

Touchstone Emerging Growth Fund

Touchstone International Equity Fund

(6/30 FYE)

Touchstone Capital Growth Fund

Touchstone International Small Cap Fund

Touchstone Mid Cap Value Opportunities Fund

Touchstone Small Cap Value Opportunities Fund

Touchstone U.S. Long/Short Fund

Touchstone Value Fund

Touchstone Tax-Free Trust (6/30 FYE)	Touchstone Ohio Tax-Free Bond Fund Touchstone Ohio Tax-Free Money Market Fund* Touchstone Tax-Free Money Market Fund*
Touchstone Investment Trust (9/30 FYE)	Touchstone Core Bond Fund Touchstone High Yield Fund Touchstone Institutional Money Market Fund* Touchstone Money Market Fund*
Touchstone Institutional Funds Trust (12/31 FYE)	Touchstone Sands Capital Institutional Growth Fund
Touchstone Variable Series Trust (12/31 FYE)

Touchstone VT Baron Small Cap Growth Fund

Touchstone VT Core Bond Fund

Touchstone VT High Yield Fund

Touchstone VT Large Cap Core Equity Fund

Touchstone VT Mid Cap Growth Fund

Touchstone VT Money Market Fund*

Touchstone VT Third Avenue Value Fund

Touchstone VT Aggressive ETF Fund

Touchstone VT Conservative ETF Fund

Touchstone VT Enhanced ETF Fund

Touchstone VT Moderate ETF Fund
Touchstone Funds Group Trust (9/30 FYE)

Touchstone Emerging Markets Equity Fund

Touchstone Emerging Markets Equity Fund II

Touchstone Focused Equity Fund

Touchstone Global Equity Fund

Touchstone Global Real Estate Fund

Touchstone Intermediate Fixed Income Fund

Touchstone International Fixed Income Fund

Touchstone Large Cap Relative Value Fund

Touchstone Market Neutral Equity Fund

Touchstone Mid Cap Fund

Touchstone Mid Cap Value Fund

Touchstone Premium Yield Equity Fund

Touchstone Sands Capital Select Growth Fund

Touchstone Short Duration Fixed Income Fund

Touchstone Small Cap Core Fund

Touchstone Small Cap Value Fund

Touchstone Total Return Bond Fund

Touchstone Ultra Short Duration Fixed Income Fund

Touchstone Merger Arbitrage Fund

*Money Market Fund Services.